Exhibit 99.1

NEWS RELEASE

For Immediate Release

TriZetto Q4 and Full-Year 2005 Revenue and Earnings Exceed Guidance;

2006 Guidance Projects $0.52 to $0.60 EPS, Including Impact of SFAS 123R

NEWPORT BEACH, Calif. – February 9, 2006 – The TriZetto Group, Inc. (Nasdaq: TZIX) today reported diluted earnings per share (EPS) for the full-year 2005 of $0.48, on revenue of $292.2 million. EPS performance was $0.03 better than the high end of the company’s guidance range and represents an increase of 167% over full-year 2004 EPS. The company also issued guidance for 2006 of $0.52 to $0.60 of EPS, which now includes the expensing of stock-based compensation under SFAS 123R.

“TriZetto’s outstanding results for 2005 and strong expectations for 2006 demonstrate the company’s leadership position at the confluence of some of the most dramatic changes that the healthcare industry has experienced in 20 years,” noted TriZetto Chairman and CEO Jeff Margolis.

Added Kathleen Earley, TriZetto’s President and COO, “TriZetto’s results and expectations reflect a broad portfolio of software and services that help payers capitalize on the growth opportunities in consumer-directed healthcare, care management, Medicare Advantage and Medicare Part D. In 2006, TriZetto’s capabilities will continue to grow to help health plans and benefits administrators enhance revenue growth, drive administrative efficiency, and improve the cost and quality of care for their members.”

Financial Summary (in millions, except per share amounts)

	Year Ended Dec. 31, 2005	Year Ended Dec. 31, 2004	Change
Revenue	$292.2	$274.6	6.4%
Bookings	$296.6	$335.3	-11.5%
Total Backlog	$703.4	$585.0	20.2%
Diluted EPS	$0.48	$0.18	166.7%
Net Income	$22.0	$8.5	158.8%
Adjusted EBITDA*	$48.2	$35.8	34.6%
Cash Resources	$108.5	$73.1	48.4%
Cash Provided by Operations	$43.8	$35.8	22.3%
Capital Expenditures	$17.2	$17.1	0.6%

*	Definition and reconciliation to GAAP is included in the attached financial schedules

Revenue

Full-year 2005 revenue totaled $292.2 million, versus $274.6 million in 2004. Increases of $19.1 million in consulting, $11.6 million in recurring software maintenance and $12.0 million of software hosting revenue more than offset the loss of $22.5 million of outsourced services revenue from exited businesses and contracts.

Non-recurring revenue represented 45.2% of total revenue in 2005, compared to 42.1% in 2004. This reflects primarily the significant improvement in non-recurring consulting revenue in 2005 and the loss of recurring hosting and business process outsourcing revenue from exited businesses and contracts.

New Business Bookings

For the full-year 2005, TriZetto signed 1,055 new customer contracts with a total value of $296.6 million, compared to $335.3 million in 2004. Contract bookings comprise a mix of current and future period revenue and represent the expected minimum total revenue to be generated under each contract. New contract bookings will vary from one quarter to the next. The company targets approximately $50 to $60 million of new contract bookings each quarter. In the fourth quarter ended December 31, 2005, TriZetto signed 237 new customer contracts with a total value of $83.1 million, compared to $58.8 million in the year-ago quarter.

Backlog

At December 31, 2005, the company’s total revenue backlog was approximately $703 million, compared to $585 million at December 31, 2004 and $663 million at September 30, 2005. Twelve-month revenue backlog was approximately $185 million at December 31, 2005, compared to $173 million at December 31, 2004 and $194 million at September 30, 2005. The timing of contract closings and other factors can cause the company’s backlog to vary from one quarter to the next.

Profitability

Full-year 2005 net income was $22.0 million, or $0.48 per diluted share, compared to net income of $8.5 million, or $0.18 per share, in 2004. Due to the company’s Federal net operating loss (NOL) carry forwards, the year’s tax provision represented an effective rate of approximately 5.4%, which was partially offset by prior year state refunds of $0.8 million. At year-end 2005, TriZetto had $102.7 million in NOL carry forwards. Adjusted EBITDA was $48.2 million, compared to $35.8 million in 2004.

TriZetto reports earnings in accordance with Generally Accepted Accounting Principles (GAAP), and additionally reports certain non-GAAP measures, such as Adjusted EBITDA, believing that these provide additional information for investors to evaluate the company’s financial performance. A definition of Adjusted EBITDA and a reconciliation to GAAP measures are included in the attached financial schedules.

Gross margin for 2005 was 45.8%, compared to 38.2% in 2004. Recurring revenue gross margin increased to 42.0% in 2005 from 35.9% in 2004. Non-recurring revenue gross margin increased to 50.3% in 2005 from 41.5% in 2004. Gross margin for the fourth quarter of 2005 was 46.4%, compared to 42.2% in the year-ago period.

Research and development expenses represented 10.8% of revenue in 2005, slightly lower than the 11.1% in 2004. This reflected the company’s continuing development investments in both enterprise and component software to add new capabilities and functionality for future customer needs. Selling, general and administrative expenses were 26.3% of revenue, compared to 21.8% in 2004. The increase was primarily due to investment in developing the company’s market-facing structure, higher incentive compensation and higher outside services fees and expenses.

Cash Resources and Cash Flow

Cash, restricted cash and short-term investments totaled $108.5 million at December 31, 2005, versus $73.1 million at December 31, 2004 and $57.8 million at September 30, 2005.

Net cash provided by operating activities in 2005 was $43.8 million, compared to $35.8 million in 2004. Capital expenditures for the year were $17.2 million, at the low end of the company’s guidance range, compared to $17.1 million in the prior year.

In the fourth quarter of 2005, the company received net cash proceeds of $82 million after deducting the amount used to repurchase 1 million shares of the company’s common stock in connection with its convertible debt offering and transaction fees and expenses. The company used $35 million of cash during the quarter in connection with its acquisition of CareKey, Inc.

Days sales outstanding for the fourth quarter of 2005 was 61 days, versus 66 in the year-ago quarter.

Guidance for 2006 Includes SFAS 123R

For the full year 2006, TriZetto expects between $315 and $330 million of revenue, representing an 8% to 13% increase over 2005. TriZetto expects diluted EPS to be $0.52 to $0.60, which includes an estimated $0.10 to $0.14 per share negative impact for the effect of adopting Statement of Financial Accounting Standards No. 123R, which requires all companies to expense stock-based compensation for 2006. Adjusted EBITDA for 2006, which excludes stock-based compensation expense, is expected to be between $63 and $67 million, an increase of 31% to 39% over 2005 Adjusted EBITDA. Capital expenditures in 2006 are expected to be between $18 and $22 million. Diluted share count for 2006 is expected to be approximately 48 million.

For the first quarter of 2006, the company expects revenue of approximately $77 to $81 million, EPS of $0.11 to $0.14 on a diluted share count of approximately 47 million, and Adjusted EBITDA of $14 to $15 million.

TriZetto is focused on growing Adjusted EBITDA at a long-term targeted rate approaching 30% per year, while maintaining capital spending at approximately the company’s current rate. TriZetto projects that organic revenue growth of 8% to 12% will be required to achieve this target, depending on the mix of sales.

Conference Call

TriZetto will host a conference call at 5:00 p.m. Eastern Time / 2:00 p.m. Pacific Time today to discuss the full-year and fourth quarter results. Investors may access the webcast through TriZetto’s web site at www.trizetto.com, first by clicking on the Investors button, and then on the Company Information drop-down menu item. The conference call will be archived and available through TriZetto’s web site for 30 days following the call.

The webcast will also be distributed over CCBN’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN’s individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN’s Individual Investor Network. Institutional investors can access the call via CCBN’s password-protected event management site, StreetEvents (www.streetevents.com).

About TriZetto

Touching nearly 40% of the U.S. insured population, TriZetto is distinctly focused on accelerating the ability of healthcare payers to lead the industry’s transformation. The company provides premier information technology solutions that enhance its customers’ revenue growth, drive their administrative efficiency, and improve the cost and quality of care for their members. Healthcare payers include national and regional health insurance plans, and benefits administrators that provide transaction services to self-insured employer groups. The company’s broad array of payer-focused information technology offerings include enterprise and component software, hosting and business process outsourcing services, and consulting. Headquartered in Newport Beach, California, TriZetto can be reached at 949-719-2200 or at www.trizetto.com.

Important Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include statements about future revenue, profits, cash flows and financial results, the market for TriZetto’s services, future service offerings, industry trends, client and partner relationships, acquisitions, TriZetto’s operational capabilities, future financial structure, uses of cash, acquisitions or proposed transactions. Actual results may differ materially from those stated in any forward-looking statements based on a number of factors, including the ability of TriZetto to successfully integrate the businesses of TriZetto and its acquisitions or partners; the contributions of acquisitions to TriZetto’s operating results; the effectiveness of TriZetto’s implementation of its business plan, the market’s acceptance of TriZetto’s new and existing products and services, the timing of new bookings, risks associated with management of growth, reliance on third parties to supply key components of TriZetto’s services, attraction and retention of employees, variability of quarterly operating results, competitive factors, other risks associated with acquisitions, changes in demand for third party products or solutions which form the basis of TriZetto’s service and product offerings, financial stability of TriZetto’s customers, the ability of TriZetto to meet its contractual obligations to customers, including service level and disaster recovery commitments, changes in government laws and regulations and risks associated with rapidly changing technology, as well as the other risks identified in TriZetto’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting TriZetto’s Investor Relations department at 949-719-2225 or at TriZetto’s web site at www.trizetto.com. All information in this release is as of February 9, 2006. TriZetto undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

# # #

Contacts:	Investors:	Media:
	Brad Samson	Audrey McDill
	949-719-2220	303-495-7197
	brad.samson@trizetto.com	audrey.mcdill@trizetto.com

The TriZetto Group, Inc.

Condensed Consolidated Statements of Operations

Adjusted EBITDA Presentation (1)

(unaudited and in thousands)

	Three Months Ended December 31,
	2005	2004
Revenue
Recurring revenue	$41,553	$38,419
Non-recurring revenue	33,287	35,872

Total revenue	74,840	74,291
Cost of revenue
Recurring revenue	21,183	20,595
Non-recurring revenue	14,102	19,032

Total cost of revenue	35,285	39,627
Gross profit	39,555	34,664
Operating expenses
Research and development	6,864	7,183
Sales and marketing	6,188	4,493
General and administrative	13,699	8,766

	26,751	20,442
Adjusted EBITDA	12,804	14,222
Operating depreciation and amortization	5,886	5,609
Amortization of other intangible assets	289	1,157
Amortization of deferred stock compensation	445	224
Loss on contracts, net	—	(455)
Restructuring, impairment and other	—	870

	6,620	7,405
Income from operations	6,184	6,817
Interest income	987	177
Interest expense	(836)	(322)

Income before provision for income taxes	6,335	6,672
Provision for income taxes	(71)	(281)

Net income	$6,264	$6,391

(1)	See accompanying notes for a definition of Adjusted EBITDA and a reconciliation of Net income to Adjusted EBITDA

The TriZetto Group, Inc.

Condensed Consolidated Statements of Operations

(unaudited and in thousands, except per share amounts)

	Three Months Ended December 31,
	2005	2004
Revenue
Recurring revenue	$41,553	$38,419
Non-recurring revenue	33,287	35,872

Total revenue	74,840	74,291
Cost of revenue
Recurring revenue	23,760	23,288
Non-recurring revenue	16,319	20,107

	40,079	43,395
Recurring revenue - loss on contracts	—	—
Non-recurring revenue - loss on contracts	—	(455)

	—	(455)

Total cost of revenue	40,079	42,940
Gross profit	34,761	31,351
Operating expenses
Research and development	6,992	8,055
Selling, general and administrative	21,296	15,322
Amortization of other intangible assets	289	1,157

Total operating expenses	28,577	24,534
Income from operations	6,184	6,817
Interest income	987	177
Interest expense	(836)	(322)

Income before provision for income taxes	6,335	6,672
Provision for income taxes	(71)	(281)

Net income	$6,264	$6,391

Net income per share:
Basic	$0.15	$0.14

Diluted	$0.14	$0.13

Weighted average shares outstanding:
Basic	41,519	46,488

Diluted	45,518	47,995

Other financial data (1):
Adjusted EBITDA	$12,804	$14,222
12-month backlog	$185,100	$173,100
Total backlog	$703,400	$585,000

(1)	See accompanying notes for a definition of 12-month and total backlog, and for a definition of Adjusted EBITDA and a reconciliation of Net income to Adjusted EBITDA

The TriZetto Group, Inc.

Condensed Consolidated Statements of Operations

Adjusted EBITDA Presentation (1)

(unaudited and in thousands)

	Twelve Months Ended December 31,
	2005	2004
Revenue
Recurring revenue	$160,137	$158,981
Non-recurring revenue	132,082	115,584

Total revenue	292,219	274,565
Cost of revenue
Recurring revenue	85,173	97,797
Non-recurring revenue	57,269	59,125

Total cost of revenue	142,442	156,922
Gross profit	149,777	117,643
Operating expenses
Research and development	31,090	27,120
Sales and marketing	23,409	17,833
General and administrative	47,087	36,884

	101,586	81,837
Adjusted EBITDA	48,191	35,806
Operating depreciation and amortization	23,282	21,106
Amortization of other intangible assets	2,885	4,244
Amortization of deferred stock compensation	1,397	594
Loss on contracts, net	(2,877)	(1,353)
Restructuring, impairment and other	1,111	870

	25,798	25,461
Income from operations	22,393	10,345
Interest income	1,619	583
Interest expense	(1,579)	(1,369)

Income before provision for income taxes	22,433	9,559
Provision for income taxes	(412)	(1,101)

Net income	$22,021	$8,458

(1)	See accompanying notes for a definition of Adjusted EBITDA and a reconciliation of Net income to Adjusted EBITDA

The TriZetto Group, Inc.

Condensed Consolidated Statements of Operations

(unaudited and in thousands, except per share amounts)

	Twelve Months Ended December 31,
	2005	2004
Revenue
Recurring revenue	$160,137	$158,981
Non-recurring revenue	132,082	115,584

Total revenue	292,219	274,565
Cost of revenue
Recurring revenue	95,699	107,825
Non-recurring revenue	65,706	63,126

	161,405	170,951
Recurring revenue - loss on contracts	(2,877)	(5,886)
Non-recurring revenue - loss on contracts	—	4,533

	(2,877)	(1,353)

Total cost of revenue	158,528	169,598
Gross profit	133,691	104,967
Operating expenses
Research and development	31,655	30,398
Selling, general and administrative	76,758	59,980
Amortization of other intangible assets	2,885	4,244

Total operating expenses	111,298	94,622
Income from operations	22,393	10,345
Interest income	1,619	583
Interest expense	(1,579)	(1,369)

Income before provision for income taxes	22,433	9,559
Provision for income taxes	(412)	(1,101)

Net income	$22,021	$8,458

Net income per share:
Basic	$0.52	$0.18

Diluted	$0.48	$0.18

Weighted average shares outstanding:
Basic	41,948	46,794

Diluted	45,503	48,157

Other financial data (1):
Adjusted EBITDA	$48,191	$35,806
12-month backlog	$185,100	$173,100
Total backlog	$703,400	$585,000

(1)	See accompanying notes for a definition of 12-month and total backlog, and for a definition of Adjusted EBITDA and a reconciliation of Net income to Adjusted EBITDA

The TriZetto Group, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	December 30, 2005	December 31, 2004
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$106,940	$70,489
Short-term investments	—	1,203
Restricted cash	1,543	1,455
Accounts receivable, net	41,745	52,483
Prepaid expenses and other current assets	11,375	7,964

Total current assets	161,603	133,594
Property and equipment, net	25,730	31,466
Capitalized software products, net	28,724	27,902
Goodwill	87,170	39,201
Other intangible assets, net	3,335	5,097
Other assets	11,177	2,624

Total assets	$317,739	$239,884

Liabilities and Stockholders’ Equity
Current liabilities:
Short-term notes payable	$120	$39,600
Capital lease obligations	1,979	4,186
Accounts payable	14,959	13,019
Accrued liabilities	56,957	37,585
Deferred revenue	35,625	39,520

Total current liabilities	109,640	133,910
Long-term line of credit	—	12,000
Long-term notes payable	100,000	—
Capital lease obligations	1,065	1,838
Deferred revenue	3,924	1,882
Other long-term obligations	1,752	3,321

Total liabilities	216,381	152,951

Common stock	42	42
Additional paid-in capital	362,186	369,669
Deferred stock compensation	(2,986)	(2,873)
Accumulated deficit	(257,884)	(279,905)

Total stockholders’ equity	101,358	86,933

Total liabilities and stockholders’ equity	$317,739	$239,884

The TriZetto Group, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements

Backlog

Total backlog is defined as revenue we expect to generate in future periods from existing customer contracts. Our 12-month backlog is defined as the revenue we expect to generate from existing customer contracts over the next 12 months. Most of the revenue in our backlog is derived from multi-year recurring revenue contracts (including software hosting, business process outsourcing, IT outsourcing, and software maintenance). For purposes of calculating our backlog and based upon our previous experience, we assume software maintenance contracts will be renewed for a period of up to five years. We classify revenue from software license and consulting contracts as non-recurring. Such revenue is included in the backlog when the revenue from such software license or consulting contract will be recognized over a period exceeding 12 months.

Non-GAAP Financial Measures

In this press release and our other public statements in connection with this press release, we use the non-GAAP financial measure, “Adjusted EBITDA.” We define Adjusted EBITDA as net income (loss), excluding the impact of interest expense, income taxes, depreciation and amortization, charges for facilities closures and asset impairment, stock-based compensation expense and charges for expected future loss on contracts. We use Adjusted EBITDA to provide meaningful supplemental information regarding our operating performance and profitability by excluding certain expenses and expenditures that may not be indicative of our core business operating results. Because our capital structure, effective income tax rates, capitalized asset values and equity-based compensation levels are different than those of other companies, we believe that Adjusted EBITDA facilitates comparisons of our results of operations with those of other companies. Further, we believe that Adjusted EBITDA, which excludes certain factors which are not indicative of ongoing operations such as charges for facilities closures, asset impairment and future loss on contracts, can assist management and investors in assessing the financial operating performance and underlying strength of our core business. We use Adjusted EBITDA in our cash bonus program to evaluate management’s performance for compensation purposes, and we have agreed with our lender to maintain levels of an adjusted form of EBITDA as specified in financial covenants to our secured debt facility.

During the fourth quarter of 2003, we decided to wind-down our outsourcing services to physician group customers and to discontinue our hosting and outsourcing services involving non-proprietary software products. As a result, during the fourth quarter of 2003, we recorded a loss on contracts charge of $11.3 million, reflecting our estimate of future losses associated with our contracts for these businesses. This charge, which related to businesses we had decided to exit, was excluded from Adjusted EBITDA because it was not indicative of our ongoing operations. During the fourth quarter of 2003, we also negotiated a settlement regarding out-of-scope work for a large fixed-fee implementation project. As a result, during the fourth quarter of 2003, we recorded a loss on contracts charge of $3.7 million, reflecting our estimate of future losses associated with this contract. After deciding not to enter into any similar agreements in the future, we modified our pricing and other policies regarding fixed-fee implementation arrangements. This charge was excluded from Adjusted EBITDA for the fourth quarter of 2003 because we believed that the charge was not indicative of our ongoing operations. During 2004 and 2005, we made adjustments to the loss on contracts charge, as the efforts to complete the fixed fee contract and to wind-down our physician group business became better known to us. This resulted in a net reduction of the loss on contracts charge, and an increase to net income, of $1.4 million for 2004 and $2.9 million for the year ended December 31, 2005, which amounts were eliminated from Adjusted EBITDA.

During the last two years, we also excluded from Adjusted EBITDA certain asset impairment charges related to our decision to exit certain lines of businesses and facility closure charges related to a cost containment action. During the fourth quarter of 2003, we excluded from Adjusted EBITDA a $4 million asset write-down associated with our decision to wind-down our physician group business and our outsourcing services involving non-proprietary software, as discussed in the preceding paragraph. We excluded this charge from Adjusted EBITDA as it related to businesses we had decided to exit and therefore was not indicative of our ongoing operations. We also excluded from Adjusted EBITDA losses of approximately $870,000 related to the closure of three facilities in 2004 and approximately $1.1 million for the closure of two additional facilities in 2005. These closures were part of a single cost-containment plan that commenced in 2004. The charges reflected our remaining payment obligations under lease agreements for these closed facilities. Because the facilities were non-performing, we excluded the charges from Adjusted EBITDA as they were not indicative of our ongoing operations.

Adjusted EBITDA is not a recognized term under GAAP and should not be considered in isolation of, or as a substitute for, the information prepared and presented in accordance with GAAP. In addition, Adjusted EBITDA should not be considered as a measure of liquidity or free cash flow for management’s discretionary use, as it excludes certain cash requirements such as interest expense, income taxes, costs to replace depreciated or amortized assets, costs arising from certain facilities closures and losses on contracts. Because not all companies calculate Adjusted EBITDA identically, our definition of Adjusted EBITDA may not be comparable to similarly titled measures of other companies. We compensate for these limitations by relying primarily on our GAAP results and use Adjusted EBITDA supplementally.

The following schedule provides a reconciliation of GAAP Net income to Adjusted EBITDA for the periods indicated (in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2005	2004	2005	2004
Net income	$6,264	$6,391	$22,021	$8,458
Interest (income) expense, net	(151)	145	(40)	786
Provision for income taxes	71	281	412	1,101
Operating depreciation and amortization	5,886	5,609	23,282	21,106
Amortization of other intangible assets	289	1,157	2,885	4,244
Amortization of deferred stock compensation	445	224	1,397	594
Loss on contracts, net	—	(455)	(2,877)	(1,353)
Restructuring, impairment and other charges	—	870	1,111	870

Adjusted EBITDA	$12,804	$14,222	$48,191	$35,806